Exhibit 10.2

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of September 30, 2017, (the "Effective Date"), by and between NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, (the "Lender") on the one hand, and KAGED MUSCLE LLC, a Delaware limited liability company ("Borrower"), and MICHAEL MCCLANE, an individual resident in Idaho (the "Guarantor" and together with Borrower, the "Debtor Parties") on the one hand. Each of Lender, Borrower and Guarantor may be referred to individually as a "Party", and collectively as the "Parties"), and.

RECITALS:

1.	Lender and Borrower are parties to a Supply Agreement dated July 31, 2014 (the "Supply Agreement").

2.	The Supply Agreement is personally guaranteed by Michael McClane, officer and part owner of Borrower pursuant to a Guaranty dated March 10, 2016 (the "Supply Guaranty").

3.	Borrower has asked for an extension of its credit terms under the Supply Agreement.

4.

As part of Lender's agreement to so extend such credit terms, Lender and Borrower have agreed to loan $1,500,000 of the amount due Lender by Borrower under the Supply Agreement to Borrower for the purpose of paying down such amount due (the "Loan").

5.

As of the Effective Date the amount outstanding and currently due to Lender from Borrower under the Supply Agreement will be reduced by crediting the Borrower with payment of $1,500,000 of the amounts that have been outstanding for the longest time.

6.

The Loan will be made pursuant to an Interest only 12 month term cognovit promissory note bearing Interest at 15% per annum, with such Note being secured by all of the assets of Borrower and by the personal guarantee of Michael McClane (the "Guarantor"), and Borrower and Guarantor wishes to accept the Loan from Lender, all on the terms and conditions contained in this Agreement.

7.	Each of the provisions of these Recitals are fully incorporated into this Agreement as if fully rewritten therein.

AGREEMENT:

FOR VALUE RECEIVED, and in consideration of the granting by Lender of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents and agrees with Lender, as of the date hereof and as of the Closing Date, as follows:

Article 1

Loan.

Section 1.1 Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the original Principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Loan"). The Loan shall be evidenced by that certain Cognovit Promissory Note of even date herewith (the "Note"), to be issued by Borrower in favor of Lender in the original Principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). A copy of the Note is attached hereto as Exhibit A and incorporated herein. This Agreement, the Note, the Security Documents (defined below) and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents".

Section 1.2     Term.     The Loan shall expire on September 30, 2018, (the "Maturity Date").

Article 2

Grant of Security Interest

Section 2.1     Grant of Security Interest. In consideration of Lender's extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby and pursuant to the Security Documents grants to Lender a security interest in, a lien on and pledge and assignment of (the "Security Interest"), the Collateral (as hereinafter defined) owned by such entity. The Security Interest granted by this Agreement and by each Security Document is given to and shall be held by Lender as security for the payment and performance of all Obligations (as hereinafter defined).

Section 2.2      Security Documents. As further security for the payment and performance of all Obligations, Borrower shall execute and deliver or cause to be executed and delivered the following documents in a form satisfactory to Lender (the "Security Documents"):

(a)     Guaranty. A personal guarantee, by Michael McLane, of all of the Obligations (the "Guaranty") in substantially the form attached hereto as Exhibit A;

(b)     Other Agreements.     Such other agreements and instruments as reasonably requested by Lender to secure Lender.

Section 2.3     Definitions. The following definitions shall apply:

(a)     "Code" shall mean the Delaware Uniform Commercial Code, Codified at 6 Del. C. § 9-101 et.seq as amended from time to time.

(b)     "Collateral" shall mean the following, each, if capitalized, as defined in the Code:

(i)     All of the Borrower's present and future right, title and interest in and to any and all of the assets and personal property of Borrower used in the operation of its business, whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(A)     any and all Accounts, and all cash, certificates, interest, dividends, deposits, Deposit Accounts, Instruments, Credits, Investments, Claims, Contract Rights, Chattel Paper (whether tangible or electronic), money market certificates, repurchase agreements, savings instruments, securities, securities entitlements, investment property, commercial paper, letter-of- credit rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, General Intangibles and other property at any time and from time to time now or hereafter in the Accounts and all such property received, receivable or otherwise distributed in respect of, in substitution or in exchange for, or in replacement of the foregoing, and all supporting obligations accounts;

(B)	Goods;

(C)	Inventory;

(D)	Equipment;

(E)	Fixtures

(F)	documents; and

(G)	records of, accession to and proceeds and products of the foregoing.

(c)     "Disclosure Schedule" shall mean the schedule attached to this Agreement, which schedule shall contain the information required by this Agreement.

(d)     "Obligation(s)" shall mean, without limitation, the Loan and all loans arising under this Agreement and under any of the other Loan Documents. Said term shall also include all Interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all costs and expenses referred to in this Agreement.

(e)     "Person" or "party" shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

Section 2.4 Inspection. The Lender, or its representatives, at any time and from time to time but not more often than once every twelve (12) months, shall have the right at the sole cost and expense of Lender, and Borrower will permit the Lender and/or its representatives: (a)  to examine, check, make copies of or extracts from any of Borrower's books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or Borrower's compliance with the provisions of this Agreement.

Section 2.5 Search Reports. Lender shall receive prior to the date of this Agreement, UCC search results under all names used by Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from the State, if any, where Borrower is organized and registered (as such terms are used in the Code), and the State where Borrower's chief executive office is located, all of which names, locations and registrations are shown on the attached Disclosure Schedule. The search results shall confirm that the Security Interest in the Collateral granted Lender hereunder is prior to all other Security Interests in favor of any other person.

Article 3

Closing; Closing Obligations

Section 3.1  Closing. The consummation of the Loan and related transactions contemplated by and provided for in this Agreement (the "Closing") will take place simultaneously with execution of this Agreement by an exchange of documents on or before September 30, 2017 (the "Closing Date").

Section 3.2  Closing Obligations. On or before the Closing Date:

(a)	Borrower will deliver, or cause to be delivered, to Lender, the following:

(i)	this Agreement, executed by Borrower
(ii)	the Note, executed by Borrower; and
(iii)	the Guaranty.

(b)	Lender will deliver, or cause to be delivered, to Borrower the

(i)	this Agreement, executed by Lender.

Article 4

Representations and Warranties

Any exceptions to the representations and warranties made below shall be set forth on the attached Disclosure Schedule, identified by Section Number and including a description of each exception. Borrower represents, warrants and covenants as follows:

Section 4.1  Organization and Good Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority as a limited liability company to conduct its business as it is now being conducted, to own or use the prope1iies and assets that it purports to own or use, and to perform all its obligations under the Loan Documents. In addition, Borrower is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. It has provided to Lender current, complete and accurate copies of its Certificate of Formation, Operating Agreement and all of its other governing documents. Except as disclosed on the attached Disclosure Schedule, it has no subsidiaries and does not own any shares of capital stock or other securities of any other entity.

Section 4.2  Places of Business. It shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each of its places of business, and shall not open or close, move or change any existing or new place of business without giving Lender at least thirty (30) days prior written notice thereof.

Section 4.3  Title to Collateral. At the date hereof it is (and as to Collateral that it may acquire after the date hereof, it will be) the lawful owner of the Collateral owned by it, and the Collateral owned by it and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the Security Interest therein granted to Lender), credits, defenses, recoupments, set-offs or counterclaims whatsoever. It has and will have full power and authority to grant to Lender a Security Interest in the Collateral owned by it and it has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any Security Interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any Security Interest in any of the Collateral owned by it (or any of its right, title or interest therein), to any person other than Lender. The Collateral owned by it is and will be valid and genuine in all respects. It will warrant and defend Lender's right to and interest in the Collateral owned by it against all claims and demands of all persons whatsoever.

Section 4.4 Location of Collateral. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, it will keep all equipment only at locations specified in this Agreement or specified to Lender in writing. It shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each location where its records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving Lender at least thirty (30) days prior written notice thereof.

Section 4.5 Valid Obligations. The Loan Documents represent legal, valid and binding obligations of it and are fully enforceable according to their terms, except as limited by laws relating to the enforcement of creditors' rights.

Section 4.6 Conflicts. There is no provision in any indenture, contract or agreement to which it is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents by it.

Section 4.7 Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority other than to perfect Lender's Security Interest.

Section 4.8 Litigation, etc. There are no actions, claims or proceedings pending or to the knowledge of it threatened against it, which might materially adversely affect the ability of it to conduct its business or to pay or perform the Obligations.

Section 4.9 Accounts and Contract Rights. All of its accounts arise out of legally enforceable and existing contracts.

Section 4.10 Third Parties. The Lender shall not be deemed to have assumed any liability or responsibility to any of the Borrowers or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to it by the Lender (which shall automatically be deemed to be without recourse to the Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Lender, by accepting such Security Interest in the Collateral, or by releasing any Collateral to it, shall not be deemed to have assumed any obligation or liability to any supplier or debtor or to any other third party, and it agrees to indemnify and defend the Lender and hold Lender harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

Section 4.11 Taxes. It has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from it have been fully paid. It has properly established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

Section 4.12 Use of Proceeds. No portion of the Loan is to be used for (i) the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes. The Collateral is not used or acquired primarily for personal, family or household purposes.

Article 5

Affirmative Covenants

Section 5.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement or any other Loan Document.

Section 5.2 Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Lender, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its sole and absolute discretion with respect to the Obligations or the Lender's Security Interest in the Collateral owned by it. Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where its records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Lender at least thirty (30) days prior written notice thereof.

Section 5.3 Conduct of Business. Borrower will comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

Section 5.4 Contact with Accountant. Borrower hereby authorizes the Lender to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower's books and records or preparation of any financial reports delivered by or at the request of Borrower to Lender.

Section 5.5 Taxes. Borrower will promptly pay all real and personal prope1iy taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Lender may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and Borrower shall then pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

Section 5.6 Maintenance. Borrower will keep and maintain the Collateral owned by it and its other properties, if any, in good repair, working order and condition. Borrower will immediately notify the Lender of any loss or damage to or any occurrence which would adversely affect the value of any Collateral owned by it. The Lender may, at its option, from time to time, take any other action that the Lender may deem proper to repair, maintain or preserve any of the Collateral, and Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

Section 5.7 Insurance. Borrower will maintain in force property and casualty insurance on all Collateral and any other property of Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender's approval; and all such policies shall provide that they shall endeavor to provide thirty (30) days' written notice to Lender prior to cancellation. In the event that Borrower fails to provide evidence of such insurance, the Lender may, at its option, secure such insurance and charge the cost thereof to Borrower. At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

Section 5.8 Notification of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

Section 5.9 Notification of Material Litigation. Borrower will immediately notify the Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower.

Article 6

Negative Covenants

Section 6.1 Limitations on Indebtedness. So long as the Loan is outstanding, Borrower shall not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Lender (including any debt to the Lender in which Lender only has a participation), except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

Section 6.2 Loans or Advances. So long as the Loan is outstanding, Borrower shall not make any loans in excess of $10,000.00 or advances to any individual, partnership, corporation, limited liability company, trust, or other organization or person, including without limitation its employees; provided, however, that Borrower may make advances to its employees, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower.

Section 6.3 Capital Expenditures. Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business.

Section 6.4 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower's business, provided that fair consideration is received therefore.

Section 6.5 Restriction on Liens. Borrower shall not grant any Security Interest in the Collateral. Borrower shall not enter into any agreement with any person other than the Lender that prohibits Borrower from granting any Security Interest in, or mortgage of, the Collateral.

Section 6.6 Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

Section 6.7 Change of Name, etc. Borrower shall not change its legal name or its primary place of business, without giving the Lender at least 30 days prior written notice thereof.

Article 7

Default

Section 7.1 Default. "Event of Default" shall mean the occurrence of one or more of any of the following events:

(a)     default of any liability, obligation, covenant or undertaking of Borrower or Guarantor to Lender, hereunder or under any of the other Loan Documents including without limitation failure to pay in full and when due any installment of Principal or Interest or default of Borrower or Guarantor, continuing for over 30 days from delivery to Borrower of a Default Notice as required under the Note, or under any other Loan Document; provided, however, that nothing herein or in any of the Loan Documents shall be deemed to supersede, or to render invalid the Supply Agreement or the Supply Guarantee both of which the parties hereby confirm continue in full force and effect according to the terms and conditions stated therein;

(b)     failure to pay any monetary obligation of Borrower pursuant to the Supply Agreement within thirty days of the date due, or any failure of the Guarantor to make any payment due to Lender under the Supply Guarantee within thirty days of the date due, and any failure of Borrower pursuant to the Supply Agreement or Guarantor pursuant to the Supply Guarantee, to purchase excess inventory upon the expiration or termination of the Supply Agreement in the amounts and when required pursuant to the Supply Agreement;

(c)     default of any liability, obligation, covenant or undertaking of Borrower or Guarantor to Lender, under any agreement between them (if any) in addition to the Loan Documents and the Supply Agreement and Supply Guarantee, whether written or unwritten, including without limitation failure to pay in full and when due any amount or default of Borrower or Guarantor under any such agreement; provided, however, that nothing herein or in any of the Loan Documents shall be deemed to supersede or to render invalid any such agreement;

(d)     if any statement, representation or warranty heretofore, now or hereafter made by Borrower or Guarantor in connection with this Agreement or in any supporting financial statement of Borrower or Guarantor shall be determined by the Lender to have been false or misleading in any material respect when made;

(e)     if Borrower or Guarantor is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its prope1iy;

(f)      if Guarantor is an individual, the death of Guarantor;

(g)     the institution by or against Borrower or Guarantor of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which Borrower or Guarantor is alleged to be insolvent or unable to pay its debts as they mature, or the making by Borrower or Guarantor of an assignment for the benefit of creditors or the granting by Borrower or Guarantor of a trust mortgage for the benefit of creditors;

(h)     the service upon the Lender of a writ in which the Lender is named as trustee of Borrower or Guarantor;

(i)     a final, unappealable judgment or judgments for the payment of money shall be rendered against Borrower or Guarantor, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

G) any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of Borrower or Guarantor;

(k)     the termination or revocation of any guaranty of the Obligations, including but not limited to the Guaranty;

(1)     if the control or management of Borrower changes such that Michael McClane, does not directly or indirectly own more than 50% of the voting interests of Borrower and its parents and subsidiaries.

Section 7.2 "Possible Default" means any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

Section 7.3 Acceleration. If an Event of Default shall occur, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand.

Section 7.4 Lender is hereby authorized, at its election, after an Event of Default or after demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that ten

(10) days' written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without wa1Tanty and free from any right of redemption, which Borrower shall waive and release after default upon Lender's request therefore, and may be free of any warranties as to the Collateral if Lender shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for repayment of the same, with Interest. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. Borrower hereby acknowledges that Lender has extended credit and other financial accommodations to the Borrower upon reliance of Borrower's granting Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default and Borrower hereby acknowledges that Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Lender.

Section 7.5 Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the Security Interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, Borrower hereby agrees that it will not invoke and i1Tevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

Section 7.6 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of Lender, upon the occurrence of an Event of Default, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases or waivers, compromising or settling with any debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which Lender has a Security Interest; to notify Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as Lender shall designate; to endorse the name of Borrower in favor of Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Debtor Parties or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender's Security Interest. Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Borrower except for its own gross negligence or willful misconduct. All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any guarantor or surety to Lender shall remain unpaid or Lender is obligated under this Agreement to extend any credit to Borrower.

Section 7.7 Nonexclusive Remedies. All of the Lender's rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.

Article 8

Miscellaneous

Section 8.1 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

Section 8.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

Section 8.3 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

Section 8.4 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Lender shall be entitled to rely thereon) until released in writing by Lender. Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 8.5 Further Assurances. Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other or further action, as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to Lender the Security Interest in the Collateral granted to Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, and (ii) otherwise to insure the continued perfection and priority of Lender's Security Interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

Section 8.6 Amendments and Waivers. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain Lender's prior written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

Section 8.7 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower or Guarantor to Lender shall be outstanding, or Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

Section 8.8 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to Borrower or Lender at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

Section 8.9 Governing Law. This Agreement and all transactions hereunder or pursuant hereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of the state of Delaware.

Section 8.10 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

Section 8.11 Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in San Diego County California, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to Borrower's address shown in this Agreement or as notified to Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

Section 8.12 JURY WAIVER. THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B)  AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

In Witness Whereof the parties have entered into this Loan Agreement on the date set forth in the first paragraph hereinabove.

LENDER:	BORROWER:
NATURAL ALTERNATIVES INTERNATIONAL, INC.,	KAGED MUSCLE LLC,
a Delaware corporation	a Delaware limited liability company

By: /s/Kenneth E. Wolf	By: /s/Michael McClane
Kenneth E. Wolf, President	Michael McClane, its President

GUARANTOR:

/s/Michael McClane
Michael McClane

Exhibit A

Cognovit Promissory Note

COGNOVIT PROMISSORY NOTE

$1,500,000.00	September 30, 2017

FOR VALUE RECEIVED, KAGED MUSCLE LLC, a Delaware limited liability company ("Borrower") with an address for purposes of this Cognovit Promissory Note (this "Note") at 101 Main Street, Suite 360, Huntington Beach, CA 92646, promises to pay to NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation ("Lender"), or its order, at 1535 Faraday Avenue, Carlsbad, CA 92008, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the maximum principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Principal"), together with Interest (defined below), until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Note

OBLIGATION; SECURITY AGREEMENT. This Note shall evidence Borrower's indebtedness for the Loan made pursuant to that certain Loan and Security Agreement of even date herewith, entered into by and between Borrower and Lender (as it may be amended from time to time, the "Loan Agreement"). Interest will accrue from the date of the Loan Agreement, and the liability of the undersigned is limited to the outstanding Principal balance from time to time deemed disbursed pursuant to the Loan Agreement, plus unpaid Interest accrued on such Principal, plus any expenses or other charges as more fully provided in this Note or in the Loan Agreement. All capitalized terms in this Note shall have the same meaning as set forth in the Loan Agreement unless otherwise defined herein. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail.

APPLICABLE INTEREST RATE. Interest ("Interest") on the outstanding Principal balance of this Note shall accrue at the Applicable Interest Rate (as defined below). The "Applicable Interest Rate" means fifteen percent (15.00%) per annum compounded quarterly. Interest on this Note is computed on a 360 day basis, i.e., by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding Principal balance, multiplied by the actual number of days the Principal balance is outstanding.

PRINCIPAL AND INTEREST PAYMENTS. Interest shall be due and payable quarterly, in arrears, based upon the actual number of days elapsed for that quarterly period, commencing on December 31, 2017, and shall continue to be due and payable, in arrears, on the last day of each and every calendar quarter (March, June, September, December) thereafter until the Maturity Date (as hereinafter defined).

Upon the Maturity Date, the entire unpaid obligation outstanding under this Note, the Loan Agreement, and any other "Loan Documents" as defined in the Loan Agreement shall become due and payable in full.

BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE DOES NOT PROVIDE FOR FULL AMORTIZATION OF THE BALANCE, AND THEREFORE, UPON THE MATURITY DATE, A BALLOON PAYMENT OF PRINCIPAL AND ACCRUED AND UNPAID INTEREST WILL BE DUE AND PAYABLE. BORROWER ALSO ACKNOWLEDGES THAT UNPAID INTEREST SHALL BE ADDED TO PRINCIPAL

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QUARTERLY FROM THE DATE OF THIS NOTE AND THEREAFTER SHALL BEAR INTEREST ON A COMPOUNDED BASIS.

All payments due hereunder, including payments of Principal and/or Interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.

APPLICATION OF PAYMENTS. All payments received by Lender from, or for the account of, Borrower due hereunder shall be applied by Lender, in its sole and absolute discretion, in the following manner, or in any other order or manner as Lender chooses:

a.

First. To pay any and all reasonable costs, advances, expenses or fees due, owing and payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Loan Agreement, and any Loan Documents;

b.	Second. To pay any and all Interest due, owing and accrued; and
c.	Third. To pay the outstanding Principal balance of this Note.

All records of payments received by Lender shall be maintained at Lender's office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of Borrower under this Note.

MATURITY DATE. On September 30, 2018 ("Maturity Date"), the entire unpaid Principal balance, and all unpaid accrued Interest thereon shall be due and payable without demand or notice. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the Interest accruing on the outstanding Principal balance hereunder shall be computed, calculated and accrued at the Default Rate (as hereinafter defined).

UNPAID INTEREST, CHARGES AND COSTS. Interest, Late Charges (defined below), reasonable costs or expenses (including, without limitation, reasonably incurred out-of-pocket attorneys' fees) that are not received by Lender within ten (10) calendar days from the date such Interest, late charges, reasonable costs, or expenses become due, shall, at the sole discretion of Lender, be added to the Principal balance and shall from the date due bear Interest at the Default Rate.

HOLIDAY. Whenever any payment to be made under this Note shall be due on a day other than a Business Day, including Saturdays, Sundays and legal holidays generally recognized by banks doing business in Delaware, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the Interest portion of any payment due hereunder.

NO OFFSETS OR DEDUCTIONS. All payments under this Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, present or future taxes, present or future reserves, imposts or duties of any kind or nature, that are imposed or levied by or on behalf of any government or taxing agency, body or authority by or for any municipality, state or country. If at any time, present or future, Lender shall be compelled, by any Applicable Law, rule, regulation or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties, to act such that it causes or results in a decrease, reduction or deduction (as described above) in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment or required withholding, shall not be reduced in any manner whatsoever.

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DEFAULT. An Event of Default under the Loan Agreement shall constitute a default under this Note (hereinafter "Default").

Upon the occurrence of a Default hereunder, Lender shall deliver a notice (each, a "Default Notice") to Borrower, stating the nature of the Event of Default and demanding a cure of such Event of Default within thirty (30) days of such Default Notice. If in such case the Event of Default is not cured within such thirty (30) day period, in addition to any other rights and remedies available to Lender, Lender may, in its sole and absolute discretion, declare the entire unpaid Principal balance, together with all accrued and unpaid Interest thereon, and all other amounts and payments due hereunder, immediately due and payable, without additional notice or demand.

DEFAULT INTEREST. From and after the occurrence of any Default in this Note whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, Interest, costs and late charges) shall bear Interest at a per annum rate equal to eighteen percent (18%) (the "Default Rate").

PREPAYMENT. Borrower shall have the right at any time to prepay the full Principal amount of this Note. Any prepayment of the Principal amount of the Note must include: (i) all accrued and unpaid Interest to and including the date of prepayment, (ii) any and all late payment fees, and (iii) all reasonable fees and expenses reasonably incurred by Lender in connection with the Loan. Any such prepayment shall not result in a reamortization, deferral, postponement, suspension, or waiver of any and all Principal or other payments due under this Note.

LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender in full within seven (7) business days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of the use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that a sum equal to five percent (5%) of the amount of the delinquent payment (or portion thereof), together with Interest accruing on the entire Principal balance of this Note at the Default Rate, as provided above (in either case, a "Late Charge"), shall be the amount of damages which Lender is entitled to receive upon Borrower's failure to make a payment of Principal or Interest (or portion thereof) when due, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of the Late Charge (in addition to Interest at the Default Rate), unless waived by Lender in writing. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such Late Charge, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any of the other Loan Documents, or to declare a default hereunder or under any of the Loan Documents.

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SECURITY AND ACCELERATION. This Note is secured by, among other things, the Collateral, as set forth and defined and described in the Loan Agreement. The Loan Agreement contains, among other provisions, a provision for the immediate acceleration of this Note upon the occurrence of any Default hereunder, any Event of Default under the Loan Agreement, or upon any sale, transfer, conveyance, encumbrance and/or alienation of Borrower's right, title or interest (or any portion thereof) in the personal property described in the Loan Agreement. Reference is made to the Loan Agreement for the specific provisions thereof.

COSTS AND EXPENSES. Borrower hereby agrees to pay any and all reasonable costs or expenses paid or incurred by Lender by reason of, as a result of, or in connection with this Note, the Loan Agreement or any other Loan Documents, including, but not limited to, any and all reasonably incurred attorneys' fees and related costs whether such costs or expenses are paid or incurred in connection with the enforcement of this Note, the Loan Agreement and any of the other Loan Documents, or any of them, the protection or preservation of the Collateral or security for this Note or any other rights, remedies or interests of Lender, whether or not suit is filed. Borrower's agreement to pay any and all such reasonably incurred costs and expenses includes, but is not limited to, costs and expenses incurred in or in connection with any bankruptcy proceeding, in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom, and in connection with the monitoring of any bankruptcy proceeding and its effect on Lender's rights and claims for recovery of the amounts due hereunder, any proceeding concerning relief from the automatic stay, use of cash Collateral, proofs of claim, approval of a disclosure statement or confirmation of, or objections to confirmation of, any plan of reorganization. All such reasonably incurred costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

WAIVERS. Except as otherwise expressly set forth in the Loan Documents, to the extent permitted under applicable law, Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and Interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission or failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy of Lender.

MAXIMUM LEGAL RATE. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay Interest on the Principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay Interest on the Principal balance at a rate in excess of such maximum rate, then the rate of Interest under this Note shall be deemed to be immediately reduced to such maximum rate and Interest payable hereunder shall be computed at such maximum rate and any portion of all prior Interest payments in excess of such maximum rate shall be applied, or shall retroactively be deemed to have been payments made, in reduction of the Principal balance, as the case may be.

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AMENDMENT; GOVERNING LAW. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the Laws of the State of Delaware, irrespective of the application of any conflicts of laws rules.

AUTHORITY. Borrower, and each person executing this Note on Borrower's behalf, hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In the event that this Note is executed by more than one person or entity, the liability hereunder shall be joint and several. Any married person who is obligated on this Note, directly or indirectly, agrees that recourse may be had to such person's separate property in addition to any and all community property of such person.

WAIVER OF TRIAL BY JURY. BORROWER FURTHER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY BORROWER, LENDER OR ANY OTHER PERSON RELATING TO (i) THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR (ii) THE LOAN AGREEMENT, OR (iii) ANY OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AGREES THAT THIS NOTE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY AND BORROWER DOES HEREBY CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL ATTORNEY- IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND BORROWER AUTHORIZES AND EMPOWERS LENDER, IN THE NAME, PLACE AND STEAD OF BORROWER, TO FILE THIS NOTE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

SOPHISTICATED BORROWER. The Borrower represents to Lender that the Borrower and its officers, directors, members, managers and controlling persons have a "preexisting personal or business relationship" and that the Borrower, by reason of its own business and financial experience or that of its professional advisers, has the "capacity to protect its own interests in connection with the transactions" contemplated by this Note, the other Loan Documents and all other documents and agreements executed in connection therewith.

LENDER'S RIGHTS; NO WAIVER BY LENDER. The rights, powers and remedies of Lender under this Note shall be in addition to all rights, powers and remedies given to Lender under the Loan Agreement, the Loan Documents, and any other agreement or document securing or evidencing the indebtedness evidenced hereby or by virtue of any statute or rule of law, including, without limitation, the Delaware Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Lender's sole discretion without impairing Lender's Security Interest, rights or available remedies. Any forbearance, failure or delay by Lender in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender. Borrower waives any right to require the Lender to proceed against any person or to pursue any remedy in Lender's power.

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MISCELLANEOUS. (a) Any notice to Borrower under this Note shall be as provided in the Loan Agreement. (b) This Note shall bind the successors and assigns of Borrower and all endorsers hereto and shall inure to the benefit of Lender, and Lender's successors and assigns.

CONFESSION OF JUDGMENT. After delivery of Default Notice as indicated above and if the Event of Default is not cured within the thirty (30) day period, Lender irrevocably authorizes and empowers any attorney-at-law (including, without limitation, any attorney who has represented or does represent the holder of this Note) to appear for it, in the name and on behalf of Lender, before any court in the State of Delaware, and through the process described in and authorized by Delaware law to render a cognovit judgment against Lender and/or any endorser, guarantor or surety, and waive process and service thereof, and without notice, confess judgment against Borrower in favor of the payee or holder, for the amount that may appear to be due hereon for Principal, Interest, damages and costs of suit, release all errors in judgments so confessed, and waive all right and benefit of appeal and stays of execution. In the event the attorney-at-law who confesses judgment hereon has represented or does represent the holder of this Note, Lender specifically waives any conflict of interest on the part of such confessing attorney and specifically consents to the payment by the holder of this Note of the legal fee of confessing attorney for confessing judgment hereon. Borrower expressly acknowledges that the within warrant of attorney is joint and several and shall be deemed a continuing warrant of attorney and shall not be extinguished or terminated by reason of its having been utilized once or more than once against Borrower, and that the within warrant of attorney shall survive the entry of any judgment hereon and shall remain in effect as long as any amounts due thereon remain unpaid. This provision and the rights herein granted shall not be affected by the dissolution or liquidation of Borrower. Borrower additionally consents to the personal jurisdiction venue of any state or federal court located in San Diego County, California including without limitation the Superior Court of the State of California in San Diego County and the U.S. District Court for the Southern District of California

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"WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."

By: /s/ Michael McClane

Michael McClane, as authorized Manager of, and

on behalf of, KAGED MUSCLE LLC, a Delaware limited liability company and the Borrower

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